SCHEDULE 14A

                                       (Rule 141-101)

                             INFORMATION REQUIRED IN PROXY STATEMENT


                                    SCHEDULE 14A INFORMATION
                        Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934 (Amendment No.   )


Filed by the registrant                          [X]

Filed by a party other than the registrant       [ ]

Check the appropriate box:

[ ]       Preliminary proxy statement

[X]       Definitive proxy statement

[ ]       Definitive additional materials

[ ]       Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                          CenCor, Inc.
                        (Name of Registrant as Specified in Its Charter)

                                           Registrant

                           (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

          [X]       $125 per Exchange Act Rule 0-
                    11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

          [ ]       $500 per each party to the controversy
                    pursuant to Exchange Act Rule 14a-
                    6(i)(3).

          [ ]       Fee computed on table below per Exchange
                    Act Rules 14a-6(i)(4) and 0-11.

                                         CENCOR, INC.

                                       City Center Square
                                        1100 Main Street
                                      Post Office Box 26610
                                   Kansas City, Missouri 64196

                            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   TO BE HELD NOVEMBER 3, 1994

TO ALL STOCKHOLDERS:

        Notice is hereby given that the Annual Meeting of the Stockholders of CenCor, Inc., a Delaware corporation, will be held on the 3rd day of November, 1994, at 2:00 p.m., Central Standard Time, at City Center Square, 2nd Floor Conference Room, 1100 Main Street, Kansas, Missouri, for the following purposes:

          (1) To elect four members of the Board of Directors for the ensuing year or until their successors are duly elected and qualified;

          (2) To ratify and approve the appointment of the auditors for the Company for 1994; and

          (3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

          The Board of Directors has fixed the close of business on September 30, 1994, as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

                                                          BY ORDER OF THE BOARD
                                                          OF DIRECTORS

                                                          /s/ Lisa Henak
                                                          Lisa Henak
                                                          Secretary


Dated:  October 7, 1994.

                                IMPORTANT--YOUR PROXY IS ENCLOSED

          You are urged to sign, date and mail your proxy even though you may plan to attend the meeting. No postage is required if mailed in the United States. If you attend the meeting, you may vote by proxy or you may withdraw your proxy and vote in person. By returning your proxy promptly, a quorum will be assured at the meeting, which will prevent costly follow-up and delays.

                                          CENCOR, INC.


                                       City Center Square
                                        1100 Main Street
                                      Post Office Box 26610
                                   Kansas City, Missouri 64196

                            ________________________________________

                                 ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD NOVEMBER 3, 1994

                            ________________________________________

                                         PROXY STATEMENT

          The accompanying proxy is solicited by the Board of Directors of CenCor, Inc. ("CenCor") for use at its Annual Meeting of Stockholders to be held on Thursday, November 3, 1994, at 2:00 p.m., Central Standard Time, at City Center Square, 2nd Floor Conference Room 1100 Main Street, Kansas
City, Missouri, and any adjournment or postponement thereof. As used herein, and unless the context indicates otherwise, the term "Company" refers to CenCor collectively with its present sole operating subsidiary, Century Acceptance Corporation ("Century") and, as indicated by the content, its prior subsidiaries. Shares represented by duly executed proxies received prior to the meeting will be voted at the meeting. If a stockholder specifies a choice on the form of proxy with respect to any matter to be acted upon, the shares will be voted in accordance with the recommendations made therein with respect to the proposals described in this Proxy Statement. Any person giving a proxy has the power to revoke it at any time before it is exercised by giving written notice to the Secretary of the Company at any time prior to its use.

          The Company will bear all the costs of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by personal contact or telephone by the persons named in the accompanying form of proxy, and the Company may reimburse brokers or other persons holding stock in their names or in the names of nominees for their expenses in sending proxy soliciting material to beneficial owners. This Proxy Statement and the accompanying form of proxy are being mailed or given to stockholders on or about October
7, 1994.

          Only stockholders of record at the close of business on September 30, 1994 will be entitled to notice of, and to vote at, the meeting. On the record date, the Company had 1,240,498 shares of common stock issued and outstanding and entitled to vote at the meeting. Each outstanding share of common stock is entitled to one vote on each matter brought to a vote. Provided a quorum is present, the affirmative vote of a plurality of the shares of common stock voting is required for the election of each nominee. The affirmative vote of a majority of the issued and outstanding shares of common stock is required for ratification and approval of the independent public accountants for 1994.

          Management does not know of any matter, other than those referred to in the accompanying Notice of Annual Meeting, which is to come before the meeting. If any other matters are properly presented to the meeting for action, it is intended that the persons named in the accompanying form of proxy, or their substitutes, will vote in accordance with their judgment of the best interests of the Company on such matters.

                                       STOCK OWNERSHIP OF
                                    CERTAIN BENEFICIAL OWNERS
                                         AND MANAGEMENT

          The following table sets forth, with respect to the Company's common stock (the only class of voting securities), the only person known to be a beneficial owner of more than five percent (5%) of any class of the Company's voting securities as of September 1, 1994.

Name and Address
of Beneficial Owner           Number of Shares and
                              Nature of Beneficial
                              Ownership(1)<F1>             Percent of Class

Jack L. Brozman, Trustee
Robert F. Brozman Trust
1100 Main St.
Kansas City, Missouri 64105     597,064(2)<F2>                    48%

<F1>(1)Nature of ownership of securities is direct.  Beneficial ownership as shown in the table arises from sole voting power and sole investment power.
<F2>(2)Does not include 34,344 shares held by Jack L. Brozman or 20,025 shares held by or for the benefit of Robert F. Brozman's other children, in which the Trust disclaims any beneficial interest.

          The following table sets forth, with respect to the Company's common stock (the only class of voting securities), (i) shares beneficially owned by all directors of the Company and nominees for director, and (ii) total shares beneficially owned by directors and officers as a group, as of September 1, 1994.

Name and Address
of Beneficial Owner      Number of Shares and
                         Nature of Beneficial
                         Ownership(1)<F1>                  Percent of Class

Jack L. Brozman            631,408(2)<F2>                      51%

Edward G. Bauer, Jr.           --                               --

George L. Bernstein            --                               --

Marvin S. Riesenbach           --                               --

Directors and Officers    631,408(2)<F2>                        51%
 as a Group


<F1>(1)     Nature of ownership of securities is indirect.  Beneficial ownership as shown in the table arises from
            sole voting power and sole investment power.
<F2>(2)     Includes 34,344 shares held by Jack L. Brozman and 597,064 shares held by the Robert E. Brozman
            Trust. Does not include 20,025 shares held by or for the benefit of Robert F. Brozman's other children, in which the Trust disclaims any beneficial interest.
            Jack L. Brozman is the sole trustee
           and is also one of the beneficiaries of the Robert F. Brozman Trust.

                                            DIRECTORS

          The shares represented by the enclosed proxy will be voted, unless otherwise indicated, for the election of the four nominees for director named below. The directors to be elected at the Annual Meeting will serve for one year or until their successors are duly elected and qualified. In the unan-ticipated event that any nominee for director should become unavailable, the Board of Directors, at its discretion, may designate a substitute nominee, in which event such shares will be voted for such substitute nominee. Management recommends a vote for the election of the four nominees for director named below.

Name of Nominee        Served Since  Age      Principal Occupation for
for Director                              Last Five Years and Directorships
                                          (1) <F1>

Jack L. Brozman(1)<F1>  1979         44    Chairman of the Board, President
                                           and Chief Executive Officer of
                                           CenCor and ConCorde Career
                                           Colleges, Inc. ("ConCorde") since
                                           June 1991.  Chief Executive
                                           Officer of Century from July 1991
                                           to August 1992.  Chairman of the
                                           Board and Treasurer, from June
                                           1991 until July 23, 1993, and
                                           President and Director, for more
                                           than five years prior to July 23,
                                           1993, of La Petite Academy, Inc.
                                           ("LaPetite").  Director of Century
                                           and ConCorde.

Edward G. Bauer, Jr.     1991        66    Vice President and General Counsel
(2) <F2> (3) <F3>                          of Philadelphia Electric Company
                                           for more than the five-year period
                                           prior to August 1988.  Retired from
                                           this position at the end of August
                                           1988.  Director of Continental Bank,
                                           Philadelphia, Pennsylvania for the
                                           five-year period prior to September
                                           1992.

George L. Bernstein      1991        62    Chief Operating Officer of Dilworth,
(2)<F2>(3)<F3>                             Paxson, Kalish & Kauffman, Phila-
                                           delphia, Pennsylvania (law firm)
                                           since November 1991.  Executive
                                           Partner/Chief Executive Officer of
                                           Laventhol & Horwath (national public
                                           accounting firm which filed for pro-
                                           tection under the bankruptcy laws in
                                           November, 1990) for more than five
                                           years prior to May 1990.  Director
                                           of R & B, Inc. (distributor of
                                           automotive parts).  Director of
                                           Century effective April 8, 1993.
                                           Director of O'Brien Environmental
                                           Energy, Inc. effective March, 1994.


Marvin S. Riesenbach     1991        64    Executive Vice President and Chief
(2)<F2>(3)<F3>                             Financial Officer of Subaru of
                                           America, Inc. for more than the
                                           five years prior to October 1990.
                                           Retired from this position at the
                                           end of October 1990.


<F1>(1)  Jack L. Brozman is the son of the late Robert F. Brozman and the sole executor of the Brozman Estate.
<F2>(2)  Director effective July 1, 1991.
<F3>(3)  Member of Special and Audit Committees beginning July 1, 1991.
         Elected to Executive Compensation Committee on August 21, 1991.

<\PAGE>

          The Board of Directors of the Company held thirteen meetings and acted by unanimous written consent on seven occasions during the last fiscal year. Standing committees, consisting of the Special Committee and the Audit Committee, held five meetings during the last fiscal year. The Executive Compensation Committee makes salary and bonus recommendations for certain executive officers. The Audit Committee oversees the work of CenCor's independent auditors. The Company's Board of Directors does not have a nominating committee. The Special Committee has the final authority to thoroughly investigate and report to the Board of Directors on certain matters concerning the misappropriation of CenCor's assets by CenCor's previous chairman of the board, Robert F. Brozman, or certain of his affiliated privately held companies. The Special Committee also has the power and authority to consider the adequacy of CenCor's internal controls and procedures and to investigate and report upon such other matters as the Special Committee considers appropriate. The Special Committee, the Executive Compensation Committee, and the Audit Committee are composed of Messrs. Bauer, Bernstein and Riesenbach.

          Except as described below, the Company believes, based on information filed with the Company, that all reports required to be filed for the past two years with the Securities and Exchange Commission under Section 16 by the Company's executive officers, directors, and ten percent stockholders have been filed in compliance with applicable rules:

          Dennis C. Berglund failed to file an initial report on Form 3 with respect to his appointment as an executive officer of the Company in June 1993. A report on Form 5 disclosing the information required by Form 3 (and reporting no common stock ownership or transactions) was subsequently filed, on an untimely basis, with the Securities and Exchange Commission.

                                     EXECUTIVE OFFICERS AND
                                  KEY EMPLOYEES OF THE COMPANY

          In addition to Jack L. Brozman, the following persons also serve as executive officers of CenCor or Century.

Name                      Age   Principal Occupation for Last Five Years

Dennis C. Berglund         57   Chief Executive Officer and President of
                                Century since June 1993.  Acting Chief
                                Executive Officer and President of Century
                                from April 1993 until June 1993.  Chief
                                Financial Officer, Executive Vice President
                                and Chief Administrative Officer of Imperial
                                Thrift and Loan Association, Burbank, Cali-
                                fornia, from March 1988 through November
                                1992.  Experience includes 24 years with
                                Avco Financial Services, an international
                                consumer finance company.

Patrick F. Healy           42   Vice President-Finance, Treasurer and Chief
                                Financial Officer of CenCor and Century and
                                Chief Accounting Officer of CenCor since
                                July 1991.  General partner in Equity Ana-
                                lysts, a Kansas City, Missouri based real
                                estate investment group, for more than the
                                prior five years.  Vice President, Treasurer
                                and Director of TSI Holdings, Inc., a parent
                                company of a manufacturing enterprise, from
                                November 1989 through June 1991.

William J. Turner          59   Executive Vice President-Acquisitions and
                                Administration of Century since January
                                1993.  Employed by Century in various
                                management positions for approximately 31
                                years.

                               EXECUTIVE COMPENSATION AND CERTAIN
                                          TRANSACTIONS

Summary Compensation Table

          The following table sets forth information as to the compensation of the Chief Executive Officer and each of the other executive officers of CenCor and Century, whose total annual salary and bonus exceeded $100,000, during the year ended December 31, 1993 for services in all capacities to CenCor and its subsidiaries in 1991, 1992, and 1993.

                                                                  Long-
                                        Annual                    Term
                                    Compensation                 Compen-
                                                                 sation
                                                                 Awards
Name and Principal
Position             Year   Salary($)  Bonus($) Other Annual      Options/
                                                Compensation($)    SARs(#)
Jack L. Brozman,
Chairman of the
Board and Chief
Executive Officer
ofCenCor             1993  $129,800(1) $25,000(2)                 60,000(3)
                            <F1>       <F2>                       <F3>
                     1992  $125,000(1)
                           <F1>
                     1991  $66,500(1)
                           <F1>
Patrick F. Healy,
Vice President-
Finance; Trea-
surer and Chief
Financial Officer
of CenCor and
Century and Chief
Accounting Officer
of CenCor            1993  $161,000    $5,000(4)                  30,000(3)
                                       <F4>                       <F3>
                     1992  $144,000
                     1991   $65,000

Dennis Berglund,
Chief Executive
Officer and Pres-
ident of Century     1993  $100,077                               $74,400(5)
                                                                  <F5>


<F1>(1)   Mr. Brozman also received compensation as an executive officer of La
          Petite and ConCorde.
<F2>(2)   Mr. Brozman was awarded and paid a $25,000 cash bonus in 1993 in recognition of his excellent performance during 1992. Mr. Brozman was also awarded and paid a cash bonus in 1994 of his excellent performance in 1993. See "Executive Compensation and Certain Transactions--Executive Committee Report."
<F3>(3)  "See "Executive Compensation--Option/SAR Grants in Last Fiscal Year."
<F4>(4)   Mr. Healy was awarded and paid a $5,000 cash bonus in 1993 in recognition of his excellent performance to the Company during 1992. Mr. Healy was also awarded a cash bonus in 1994 of $15,000 in recognition of his excellent performance to the Company during 1993. See "Executive Compensation and Certain Transactions--Executive Compensation Committee Report."
<F5>(5)   Consists of the value of a leased automobile, vacation earned as the result of a promotional program, relocation prerequisites ($51,400), and gross up payments for tax liability.

Option/SAR Grants in Last Fiscal Year

          The following table sets forth information as to stock appreciation rights granted by CenCor during 1993 to executive officers named in the Summary Compensation Table.


                Individual Grants                 Potential Realizable
                                                  Value at Assumed
                                                  Annual Rates of
                                                  Stock Price Appre-
                                                  ciation For Option
                                                  Term(1)<F1>

Name    Options/SARs  Percent of Total    Exercise or   Expiration  5%  10%
        Granted (#)   Options/SARs        Base Price    Date        ($) ($)
                      Granted to Em-        ($/Sh)
                      ployees in Fiscal
                      Year
Jack
L.
Brozman 60,000(2)     67%                $1.00          N/A          0   0
        <F2>

Patrick
F.
Healy   30,000(3)     33%                $1.00          N/A          0   0
        <F3>


<F1>(1)  Although the phantom share options (see following footnotes) do not have expiration dates (except upon the occurrence of certain events of forfeiture), the table assumes that the options are exercised five years from the date of grant.
<F2>(2)  On February 4, 1993, CenCor's Compensation Committee approved a phantom share option agreement between CenCor and Mr. Brozman.
         Under the terms of the agreement, Mr. Brozman was granted phantom share options relating to 60,000 shares of CenCor's common stock.
         For each option exercised, Mr. Brozman will receive a cash payment (subject to applicable tax withholding required by law) equal to the excess, if any, over $1.00 per share of the greater of (i) the closing price of the common stock on the NASDAQ National Market (as determined on the date the option is exercised), (ii) the stockholders' equity of CenCor at the end of its most recent fiscal quarter, and (iii) the aggregate distributions per share received by CenCor's stockholders in the event CenCor is liquidated. For the purposes of the phantom share option agreement, a merger or consolidation in which CenCor is not the surviving party or a transaction in which the CenCor stockhold-ers receive cash or securities of another company in exchange for their

         CenCor shares shall be deemed to be a liquidation. The options automatically terminate (a) five years after Mr. Brozman resigns or is removed as a director, or (b) on the date Mr. Brozman engages in certain misconduct under his employment agreement.
<F3>(3)  CenCor and Mr. Healy executed a phantom share option agreement on
         February 4, 1993 pursuant to which Mr. Healy received phantom share options relating to 30,000 shares of CenCor's common stock. The phantom share options expire (i) five years after Mr. Healy ceases to be an employee of CenCor or (ii) on the date Mr. Healy engages in certain misconduct under his employment agreement. The other terms of Mr. Healy's phantom share option agreement are essentially identical to those set forth with respect to Mr. Brozman in Note 2 above.


Option/SAR Exercise and Fiscal Year-End Option/SAR Value Table

          No option on stock appreciation rights were exercised by any of the named executive officers during 1993. The following table provides informa-tion with respect to the named executive officers concerning unexercised option held as of December 31, 1993.


        # of Securities Underlying     Value of Unexercised In-the-Money
        Unexercised SAR's at FY-End       SAR's at FY-End ($)(1)<F1>

Name      Exercisable    Unexercisable   Exercisable     Unexercisable

Jack L.
Brozman,
CEO                       60,000(2)<F2>      0               0

Patrick
F.
Healy                     30,000(2)<F2>      0               0


<F1>(1)  Based on the difference between the closing price of the Company's common stock on December 31, 1993 and the exercise price on the phantom share options.

<F2>(2)  Became exercisable on February 3, 1994.

Compensation of Directors

          Each non-officer/director of CenCor is paid an annual retainer of $5,000 plus a fee (based on time spent on corporate matters, including attendance at board and committee meetings) and expenses.

Employment Contracts, Termination of Employment and Change-In-
Control Arrangements

          On February 10, 1993, CenCor entered into a two-year employment agreement with Mr. Healy. Under the terms of the agreement, Mr. Healy will continue to serve as CenCor's Chief Financial Officer at an annual salary of $155,000. Mr. Healy has also agreed that he will not, during the term of the Employment Agreement and without the express written consent of CenCor's Board of Directors, directly or indirectly have any interest in any business which is a supplier to CenCor.

          On June 28, 1993, Century entered into a three-year employment agreement with Mr. Berglund. Under the terms of the agreement, Mr.
Berglund will serve as Century's President and Chief Executive Officer at annual salaries of $140,000, $160,000 and $180,000 for the first, second and third years respectively of the agreement. Mr. Berglund may also receive an annual bonus based on annual pre-tax profits. Mr. Berglund has also agreed that he will not, during the term of the employment agreement and without the expressed written consent of Century's Board of Directors, directly or indirectly have any interest in any business which is a supplier to Century.

Executive Compensation Committee Report

          The Executive Compensation Committee, which consists of three non-employee directors of the Company, has prepared this report for inclusion in this Proxy Statement. The Executive Compensation Committee has been actively functioning since early 1993.

          In early 1994, the Executive Compensation Committee met to consider the possibility of bonuses for Messrs. Brozman and Healy for 1993 and to set their compensation arrangements for 1994. With respect to each of these persons, the Executive Compensation Committee determined that each had performed in an excellent manner during a very trying period commencing with the summer of 1991. Each had contributed significantly to the Company's efforts to survive and reestablish credibility with creditors. Each had rendered extremely valuable and dedicated services in connection with the Company's asset disposition efforts and reorganization. The Executive Compensation Committee determined that it was desirous of retaining the continued services of both executives.

          With respect to Mr. Brozman, the Executive Compensation Committee, meeting in early 1994, considered his annual salary for the past two years, which was $125,000; his request last year that his annual salary not be increased due to the Company's strained financial condition; the compensation he received from a related corporation ($125,000 from Concorde Career Colleges, Inc.); his estimate that he devoted approximately one-fourth to one-third of his time to the affairs of the Company, and the degree of responsi-bility that he had assumed during the extremely turbulent past two years. The Executive Compensation Committee determined that there should be an increase of $10,000 in the annual rate of his cash compensation for the year 1994 from $125,000 to $135,000. It also determined that he should receive a $25,000 cash bonus, 15,000 stock appreciation units effective June 28, 1994, and another 15,000 stock appreciation units effective June 28, 1995 if he remains employed by the Company at that time, in recognition of his excellent past performance. The value of the stock appreciation units is dependent upon the increase in the value of Century and are described in more detail below in conjunction with the discussion of the compensation for Mr. Dennis Berglund, President and CEO of Century.

         In 1993, as an inducement to Mr. Brozman's long term affiliation with the Company, the Executive Compensation Committee determined that he should be awarded a phantom stock option covering 60,000 shares. The terms of the phantom stock option were so structured that it would be of no value to Mr. Brozman unless the shareholders received a value in excess of $1.00 per share. Although there was no active trading market for the stock at the time, the Executive Compensation Committee believed that $1.00 per share was substantially in excess of the price at which occasional bid quotations appeared for the stock, and that the phantom stock option would be of no practical value to Mr. Brozman unless the position of the Company's stockholders improved significantly.

          With respect to Mr. Healy, in early 1994 the Executive Compensation Committee concluded that his outstanding performance during 1993 merited a bonus of $15,000 to be paid prior to December 31, 1994, 10,000 stock appreciation units effective June 28, 1994 and 10,000 stock appreciation units effective June 28, 1995 if he remains employed by the Company or Century at that time. The stock appreciation units will be described below in connection with the discussion of Mr. Berglund's compensation. Among other consider-ations in granting the bonus and stock appreciation units, the Committee determined that Mr. Healy had shown extreme dedication, good judgment, skill and initiative in supervising the Company's financial affairs and dealing with existing creditors, potential lenders and potential acquirees. Due to the Company's financial circumstances, however, the Executive Compensation Committee decided not to increase Mr. Healy's annual rate of compensation for 1994 which would stay at the 1993 level of $155,000. The Executive Compensation Committee felt that the levels of cash and other compensation were relatively modest based upon Mr. Healy's performance, but were consistent with the Company's financial capabilities.

          At the time Mr. Healy joined the Company in July 1991, his compensa-tion package included a 5,000 share market value phantom share arrangement based on a price of $10.00 per share, meaning that the arrangement had no value to him until the market price of the Company shares exceeded $10.00.
In 1993 the Executive Compensation Committee determined that Mr. Healy's market value phantom bonus arrangement granted to him on the commencement of his employment had been unrealistic from the moment of grant. There was little prospect the Company's stock would have a market value approaching that level under any circumstances for the foreseeable future. Accordingly, in 1993 Mr. Healy was awarded an additional phantom stock option of 30,000 shares with a base price of $1.00 per share. The terms of the phantom stock option were structured to encourage Mr. Healy's long term tenure with the Company, and to recognize that Mr. Healy should be entitled to certain benefits as a result of his efforts in rehabilitating the Company, even if the shares achieved a value exceeding $1.00 per share after Mr. Healy's

          When Dennis Berglund became President of Century in 1993, the terms of his engagement were negotiated primarily by Mr. Brozman. The CenCor
Board of Directors as a whole generally concurred in the compensation, bonus, incentive, fringe benefit and other arrangements made with Mr. Berglund, although his employment agreement was formally approved by the Century
Board of Directors. The Company's Executive Compensation Committee did, however, negotiate and approve the grant of stock appreciation units to Mr. Berglund.

          In 1994 the Executive Compensation Committee approved the execution by CenCor of stock appreciation agreements with Messrs. Brozman, Healy, and Berglund. Mr. Berglund, Mr. Brozman and Mr. Healy were granted 30,000, 15,000, and 10,000 stock appreciation units, respectively, effective June 28, 1994. Each executive would further be entitled to a like number of stock appreciation units effective June 28, 1995 provided the executive is still employed by the CenCor or Century at that time. The executive would receive compensation for his units at the earlier of his death, permanent disability, involuntary termination of employment without cause or December 31, 1998, equal to that amount by which the per share value of Century at such time (as determined by a formula in the agreements) exceeds $13.72. If substantially all of the assets or stock of Century are sold prior to December 31, 1998, the amount to be paid to the executive would be equal to the amount by which the net liquidation recovery per share of Century stock exceeds $13.72. The Committee assumed that the net liquidation recovery per share of Century stock was $13.72 as of December 31, 1993 for purposes of the stock appreciation agreements.

          The employment terms for the other key executives of Century were negotiated by Century's President. The CenCor Board of Directors received general informational reports about any changes in compensation arrangements for continuing executives of Century and arrangements with newly hired Century executives. These matters were considered by the CenCor Board primarily in the context of an overall budget. The CenCor Board of Directors did not give in depth consideration to compensation arrangements of the individual Century executives, other than Mr. Berglund.

          Executive Compensation Committee: Marvin S. Riesenbach, Chairman; Edward G. Bauer, Jr. and George L. Bernstein.

Common Stock Performance

          The following graph shows a comparison of cumulative total returns for the Company, a broad market NASDAQ Index, and an industry index for the five-year period ended December 31, 1993.

                        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                           (Omitted graph depicts the following data:)


                                                                NASDAQ
Measured Period                                               Composite Peer
(Fiscal Year Covered)          CenCor, Inc.                    (US)    Group
Measurement Pt. 12/31/88            $100                        $100$ 100

FYE 12/31/89                        $ 83                        $121$ 231
FYE 12/31/90                        $ 62                        $103$ 242
FYE 12/31/91                        $ 51                        $165$ 801
FYE 12/31/92                        $  4                        $192$1273
FYE 12/31/93                        $  4                        $219$1650


          The above graph compares the performance of the Company's common stock with that of a broad market index for NASDAQ Stock Market (U.S. Companies) and an Industry Index. The Industry Index is made up of companies quoted on NASDAQ that have the following Standard Industrial Classification Codes: 6140 through 6149. The Company's common stock was delisted from the NASDAQ National Market System on December 7, 1992 because of the Company's failure to meet the NASDAQ capital and surplus requirements. Since that time, the Company's common stock has been quoted on an inter-dealer basis in the over-the-counter market on the so-called "broker's pink sheets."


                                    CERTAIN RELATIONSHIPS AND
                                      RELATED TRANSACTIONS

          See "Certain Relationships and Related Transactions" on pages 47 through 49 of the Annual Report on Form 10-Q for the year ended December
31, 1993 as attached to the Annual Report to Stockholders for 1993 mailed to stockholders enclosed with these proxy materials.

          Subsequent to filing of the Annual Report on Form 10-Q with the Securities and Exchange Commission, CenCor was informed by the Estate of Robert F. Brozman that the estate paid in full, on March 31, 1994, all of the remaining outstanding debt related to the so-called CIKC Loans and the other loans provisionally guaranteed by Cencor.


                                    APPROVAL OF AUDITORS FOR
                                           THE COMPANY

          The Board of Directors has selected and appointed Ernst & Young as the auditors for the Company for the year 1994.

          The following resolution will be offered at the Annual Meeting:

          "RESOLVED, the action of the Board of Directors in appointing Ernst & Young as the auditors of the Company for 1994 is hereby ratified and approved."

          It is anticipated that representatives of Ernst & Young will attend the Annual Meeting. The representatives of Ernst & Young will be given the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.


                                      STOCKHOLDER PROPOSALS

     In the event any stockholder intends to present a proposal at the Annual Meeting of Stockholders to be held in 1995, such proposal must be received by the Company, in writing, on or before January 6, 1995, to be considered for inclusion in the Company's next Proxy Statement.


                                VOTING PROXIES AND OTHER MATTERS

      Proxies will be voted in accordance with the choices specified on the form of proxy. If no choice is specified, shares will be voted: (i) "FOR" the nominees listed on the proxy and in this Proxy Statement; and (ii) "FOR" ratification and approval of the appointment of Ernst & Young as the independent public accountants for the Company for 1994.

          Management of the Company does not intend to present any business to the Annual Meeting except as indicated herein and presently knows of no other business to be presented at the Annual Meeting. Should any other business come before the Annual Meeting, the persons named in the accompa-nying form of proxy will vote the proxy in accordance with their judgment of the best interests of the Company on such matters.

                                          ANNUAL REPORT

          The Company's 1993 Annual Report, which includes audited financial statements, has been mailed to shareholders of the Company with these proxy materials. The Annual Report does not form any part of the material for the solicitation of proxies.

          WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE
MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN TO THE
COMPANY THE ACCOMPANYING PROXY.  IF YOU ARE PRESENT
AT THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND
VOTE YOUR SHARES IN PERSON.


                             BY THE BOARD OF DIRECTORS

                             /s/ Lisa Henak
                             Lisa Henak
                             Secretary

October 7, 1994

                                        CENCOR, INC.                   PROXY
                                 ANNUAL MEETING OF STOCKHOLDERS
                                        NOVEMBER 3, 1994
                   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Jack L. Brozman and Lisa Henak, jointly and individually, as Proxies, with full power of substitution and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of CenCor, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on November 3, 1994 or any adjournment or postponement thereof.

1.  Election of Directors
    [ ]  For all Nominees Listed Below       [ ]  Withhold Authority
         (except as marked to the                 to vote for all
          contrary below                          nominees listed below

         (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY
     INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME.)

2. Ratification and approval of the appointment of Ernst & Young as the independent public accountants for 1994.
    [ ]    For            [ ]   Against             [ ]    Abstain

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                    (Please see reverse side)

                                                                 FRONT



This Proxy When Properly Executed Will be Voted in the Manner Directed Herein by the Undersigned Stockholders. If NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please date, sign and return this Proxy card by mail, postage prepaid.

                                            Dated:                  , 1993

                                            Signature:

                                Signature if held jointly
                                (Please sign exactly as names appear to
                                the left. When stock is registered jointly, all owners must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corpo-rate name by the President or other autho-rized officer. If a partnership, please sign in partnership name by an authorized per-son.)
                                                        BACK